Exhibit 10.24

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of December 29, 2023 (the “Effective Date”), by and between zSpace, Inc., a Delaware corporation (the “Company”), and bSpace Investments Limited (“bSpace”).

RECITALS

WHEREAS, prior to the amendment to the Company’s Amended and Restated Certificate of Incorporation effective as of the date hereof (the “Charter Amendment”) that was filed in connection with a recapitalization of certain of the Company’s securities (the “Recapitalization”), bSpace was the holder of 58,972 shares of the Company’s Non-Convertible Non-Voting Preferred Stock (the “NCNV Shares”).

WHEREAS, pursuant to and in connection with the Charter Amendment, the NCNV Shares held by bSpace were automatically reclassified into the same number of shares of the Company’s Non-Convertible Non-Voting Preferred Stock 1 (the “NCNV Shares 1”) (the “Reclassification”).

WHEREAS, in connection with the Recapitalization, bSpace will exchange 11,722 of its NCNV 1 Shares that were issued in the Reclassification (the “Exchange Shares”) for 11,722 shares of the Company’s Non-Convertible Non-Voting Preferred Stock 3 (the “NCNV 3 Shares”) to be issued by the Company pursuant to the terms of this Agreement (the “Exchange”).

NOW THEREFORE, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.             Agreement To Exchange.

1.1               Authorization of NCNV 3 Shares. The Company has authorized the issuance to bSpace of the NCNV 3 Shares. The NCNV 3 Shares have the rights, preferences, privileges and restrictions set forth in the Amended and Restated Certificate of Incorporation of the Company, as may be amended and/or restated from time to time (the “Restated Certificate”), a copy of which was previously made available to bSpace.

1.2               Exchange of Securities. Subject to the terms and conditions of this Agreement, effective upon the Effective Date, bSpace hereby surrenders the Exchange Shares to the Company in exchange for the Company’s issuance to bSpace of 11,722 NCNV 3 Shares as set forth in the recitals hereof. For US federal income tax purposes, the Reclassification and Exchange are intended to be treated as a tax-deferred recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Charter Amendment and this Agreement are intended to be and are adopted as a plan of reorganization within the meaning of Section 354(a)(1) of the Code and Treasury Regulations Section 1.368-2(g).

2.             Closing and Delivery.

2.1               Closing. The closing of the Exchange (the “Closing”) shall take place remotely by the electronic exchange of signatures, or at such other time, place, and manner upon which the Company and bSpace agree, either orally or in writing.

2.2              Delivery. bSpace hereby delivers and surrenders to the Company the Exchange Shares. Subject to the foregoing, at the Closing, the Company will deliver to bSpace a certificate (electronic or physical) representing the NCNV 3 Shares to which bSpace is entitled as a result of the exchange provisions herein.

3.             Representations and Warranties of the Company.

The Company hereby represents and warrants to bSpace as of the date of this Agreement as follows:

3.1              Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, issuance and delivery of the NCNV 3 Shares pursuant hereto has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (ii) general principles of equity that restrict the availability of equitable remedies. The issuance of the NCNV 3 Shares is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.2              Non-Contravention. The execution and delivery of this Agreement by the Company, and the issuance of the shares of NCNV 3 Shares, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the Restated Certificate or the Company’s Bylaws (the “Bylaws”), each as currently in effect, (ii) any agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order.

4.              Representations and Warranties of bSpace. bSpace hereby represents and warrants to the Company as follows:

4.1               Authorization; Binding Obligations. All action on the part of bSpace necessary for the authorization of this Agreement and the performance of all obligations of bSpace hereunder has been taken or will be taken prior to the Closing. This Agreement constitutes a valid and binding obligation of such entity enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.

4.2              Non-Contravention. The execution and delivery of this Agreement by bSpace, and the consummation by bSpace of the other transactions contemplated hereunder, do not and will not conflict with or result in a breach by such entity of any of the terms or provisions of, or constitute a default under any agreement or instrument to which bSpace is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule, or regulation or any applicable decree, judgment, or order.

5.             Restrictive Legends and Stop-Transfer Orders. bSpace will not assign, hypothecate, donate, encumber or otherwise dispose of any interest in the NCNV 3 Shares except in compliance with the provisions of applicable securities laws. bSpace understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the NCNV 3 Shares pursuant to the Exchange, together with any other legends that may be required by state or federal securities laws, the Restated Certificate or the Bylaws:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

bSpace agrees that, to ensure compliance with the restrictions imposed by this Agreement the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required (a) to transfer on its books any NCNV 3 Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such NCNV 3 Shares, or to accord the right to pay dividends, to any stockholder or other transferee to whom such shares have been so transferred.

6.              Miscellaneous.

6.1              Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assignees of the parties.

6.2               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law principles thereof.

6.3              Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms.

6.4               Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

6.5               Counterparts. This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.6               Entire Agreement. This Agreement reflects the entire agreement among the parties with respect to the matters set forth herein and supersedes any prior agreements, commitments, discussions and understandings, oral or written, with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date set forth in the first paragraph hereof.

COMPANY:
zSpace, Inc.

By:	/s/ Paul Kellenberger
Name: Paul Kellenberger
Title: Chief Executive Officer

bSpace Investments Limited

By:	/s/ Mohammed Al Hassan
Name: Mohammed Al Hassan
Title: Authorized Signatory